SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A-1
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 29, 2006
Caneum, Inc.
(Exact Name of Registrant as Specified in Charter)

NEVADA	000-30874	33-0916900

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Newport Center Drive, Suite 210, Newport Beach, CA		92660

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 273-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired
     The financial statements required by this item will be filed by amendment to this report not later than 71 calendar days after the date the initial report was required to be filed.
(b)	Pro Forma Financial Information
     The pro forma financial information required by this item will be filed by amendment to this report not later than 71 calendar days after the date the initial report was required to be filed.
(d)	Exhibits
     The following exhibits were previously filed with the original report on this Form 8-K, but inadvertently omitted designations of signatures and addresses for notice sections. Also, the stock compensation for Mr. Neeraj was transferred to his employment agreement, a copy of which is included with this filing. The exhibits included with this amended report have been corrected to include the designated signatures and addresses.

Exhibit No.	Description
2.1	Stock-for-Stock Exchange Agreement dated December 29, 2006, with Iain Allison

2.2	Agreement to Purchase Stock dated December 29, 2006, with JLSing

2.3	Stock Purchase Agreement dated December 29, 2006, with Neeraj Sehgal

99.1	Marketing Agreement dated December 31, 2006, with Iain Allison

99.2	Consulting Agreement dated December 31, 2006, with NSing

99.3	Consulting Agreement dated December 31, 2006, with JLSing

99.5	Employment Agreement dated December 31, 2006, with Neeraj Sehgal
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Caneum, Inc.
Date: January 8, 2007	By	/s/ Sukhbir S. Mudan
Sukhbir S. Mudan, President

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